EXHIBIT 99.1

Glen Rose Petroleum Corporation Receives NASDAQ Bid Price Rule Delisting Notice

DALLAS, Jan. 13, 2010 (GLOBE NEWSWIRE) -- Glen Rose Petroleum Corporation (Nasdaq:GLRP), Dallas, Texas, reports that on January 7, 2010, it was notified via letter from NASDAQ that it was in violation of NASDAQ Marketplace Rule 5505 in that its bid price was below the required listing standard and that its securities will be delisted from NASDAQ on January 18, 2010 unless the Corporation asks for a hearing before a NASDAQ panel. The Company intends to do so. If it requests a hearing, the Company will be required to present a plan for regaining compliance with the bid price rule. The NASDAQ letter also stated that historically "Panels have generally viewed a reverse stock split in 30 - 60 days as the only definitive plan acceptable to resolve a bid price deficiency. However, the Panel has the authority to grant up to 180 calendar days from the date of this letter, if the Panel deems it appropriate." The letter from NASDAQ further stated that if delisted, the Company's stock cannot be quoted on the OTC Bulletin Board or the Pink Sheets until a market maker has filed a Form 211 with FINRA relating to quoting the Corporation and FINRA has cleared the Form 211.

The Glen Rose Petroleum Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5339

Private Securities Litigation Reform Act Safe Harbor Statement: All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing and the risks and uncertainties inherent in oil and gas exploration, production, and development, and market conditions, particularly energy prices and demand for oilfield equipment and services. Glen Rose Petroleum Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

CONTACT:  Glen Rose Petroleum Corporation
          Andrew Taylor-Kimmins, President
          845-368-0541